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                                                CENTEX CORPORATION EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-28229, 333-28229-01, 333-28229-02, and 2-95271) of our report dated May 8,
1998, which appears at page 43 of Centex Corporation's 1998 Annual Report to Stockholders, which is incorporated by reference in the Joint Annual Report on Form 10-K of Centex Corporation, 3333 Holding Corporation, and Centex Development Company, L.P. for the year ended March 31, 1998, and to all references to our firm included in this Registration Statement on Form S-8.



                                                         /s/ ARTHUR ANDERSEN LLP

Dallas, Texas,
     February 24, 1999